Exhibit 10.32

COMMSCOPE, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AS AMENDED AND RESTATED EFFECTIVE APRIL 9, 2009

FIRST AMENDMENT

The CommScope, Inc. Supplemental Executive Retirement Plan (the “Plan”) hereby is amended as follows, effective immediately upon approval of this First Amendment by the Compensation Committee of the Board of Directors of CommScope, Inc.:

Section 3.2 of the Plan shall be amended by adding the following sentence to the end thereof:

Notwithstanding the foregoing, in all events, benefits shall be payable in respect of a Participant who is employed by the Company as of the date a Change in Control that occurs by reason of the consummation of the transactions contemplated by the Agreement and Plan of Merger among CommScope, Inc., Cedar I Holding Company, Inc., and Cedar I Merger Sub, Inc., dated as of October 26, 2010, unless the Participant experiences an involuntary Separation from Service from the Company for Cause.

IN WITNESS WHEREOF, this instrument of amendment is executed this 12th day of January, 2011.